CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Independent Auditors and Financial Statements" in the Registration Statement (Form S-6) and the related Prospectus of Separate Account VUL-5 of Transamerica Occidental Life Insurance Company and to the use of our report dated March 31, 2000 with respect to the statutory-basis financial statements of Transamerica Occidental Life Insurance Company included in the Prospectus.


/s/Ernst and Young, LLP

Los Angeles, California
March 7, 2001